                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT, made and entered into this effective date of July 31, 2000, by and between Angel Motorcycles, Inc., a Minnesota corporation (hereinafter "Seller") and American Eagle Motorcycle Company, Inc., a California corporation (hereinafter "Buyer").

     WHEREAS, Seller has been engaged in the development of certain motorcycle technology and prototypes, including two distinct engine types, drivetrains, framework, and other significant motorcycle components in order to produce and sell a new cruiser class motorcycle; and Buyer is engaged in the business of commercially manufacturing and selling a line of "American Eagle" brand cruiser motorcycles from its Hollister CA facility; and

     FURTHER WHEREAS, Buyer desires to acquire and purchase substantially all of Seller's assets, and Seller desires to sell and transfer all of such assets to Buyer in a transaction which qualifies as a tax-free acquisition under Section 368(a)(1)(C) of the Internal Revenue Code, after which Seller intends to liquidate and distribute all its assets to its shareholders.

     NOW, THEREFORE, for and in consideration of the promises, representations, and warranties contained herein, the parties hereto agree as follows:

     1. Assets To Be Acquired - Subject to the terms and provisions of this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date as defined herein, all of the assets of Seller related to its motorcycle development and technology since its inception, which constitutes substantially all of Seller's assets, including but not limited to the following:

        i. All intellectual property developed or owned by Seller including engine and drivetrain design and development, framework design and development, and design and development for any other motorcycle components such as brakes, shock systems, steering and wheels, exhaust systems, and use of materials, with all designs, drawings, illustrations, schematics or other documents evidencing such intellectual properties;

        ii. all physical components or prototypes of engines, drivetrains, frameworks and other motorcycle components or materials used incident to such development work of Seller since inception;

        iii. all bills of material or parts lists for engines or other motorcycle components of Seller, including lists of vendors supplying such components or manufacturing services to produce such components along with any prices submitted by such vendors to produce such components;

        iv. any and all molds, tooling or other equipment owned or produced by Seller incident to its motorcycle development since its inception;

        v. any and all assignable contract rights held by Seller relating to the various English vendors and contractors which have supplied goods and services to Seller incident to its motorcycle development; and

        vi. any and all inventories of motorcycle engines or components owned by Seller,

and Buyer hereby agrees to purchase, acquire and accept from Seller, on the Closing Date and for the consideration stated herein, all of the foregoing assets.

     2. Liabilities To Be Assumed By Buyer - Buyer also agrees to assume, as of the Closing Date hereof, the following specific liabilities:

        a. Any future royalty payments due to Melling Consultancy Design(MCD) the developer of Seller's engines, related to sales of motorcycles of Buyer using such engines or OEM sales of engines by Buyer; and

        b. The Notes, Debentures and other obligations of Seller in the aggregate amount of $683,500 and specifically set forth on Exhibit A hereto.

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     3. All negotiations and terms of this Agreement have been transacted by the parties hereto to constitute a tax-free reorganization pursuant to Section 368(a)(1)(C) of the Internal Revenue Code, and both parties hereto agree that there shall be no changes, modifications, or amendments of this Agreement which would conflict with this transaction qualifying as such a tax-free transaction.

     4. Final Agreement - The parties hereto have conducted substantial negotiations and entered into considerable understandings, both written and oral, relating to the form and structure of this acquisition by Buyer. It is the express intent, purpose and understanding of both parties hereto that this Agreement is the final and complete agreement or contract between the parties hereto to consummate a business combination, and that this Agreement supersedes any and all prior understandings and agreements between the parties hereto, whether oral or written. None of the prior agreements or understandings of the parties hereto in regard to this transaction have been submitted to the Board of Directors of either party hereto, and accordingly were never consummated. Accordingly, both parties hereto specifically represent hereby that this Agreement will be submitted to their respective Boards of Directors and shareholders promptly for necessary approval as required by the respective laws of California and Minnesota.

     5. Essential Condition Precedent - The consummation of the asset purchase pursuant to this Agreement is absolutely contingent upon the pending Initial Public Offering (IPO) of Buyer becoming effective with the Securities and Exchange Commission as a firm commitment underwriting. In the event such pending IPO for the sale of common stock of Buyer is not consummated, this Agreement shall be voidable by either party hereto. This condition precedent can only be waived by mutual written consent of both parties hereto.

     6. Purchase Price and Payment Terms - In addition to the assumption by Buyer of liabilities specified in Paragraph 2 hereof, Buyer shall issue to Seller on the Closing Date hereof the following:

     i. A total of 1,167,900 shares of common stock of Buyer, and upon delivery of such common shares to Seller, all of them shall be fully paid and nonassessable. The parties hereto specifically agree that these common shares of Buyer issued under this Agreement shall constitute at least 33% of the outstanding capital stock of Buyer as of the Closing Date and excluding any common shares to be issued by Buyer incident to its pending IPO and any common shares to be issued incident to the exercise of outstanding stock options of Buyer or Warrants to be issued under the following subparagraph 6(ii) of this Agreement.

     ii. Warrants for the purchase of 223,600 shares of common stock of Buyer in the form of Exhibit B hereto.

     7. Closing Date - The Closing Date of this Agreement shall be that date when such pending IPO of Buyer becomes effective with the Securities and Exchange Commission, it being the intention of both parties hereto that the closing of this Agreement shall be simultaneous with the effectiveness of such IPO.

     8. Unless expressly provided in this Agreement, Buyer does not assume any responsibility whatsoever for payment or assumption of any liabilities or obligations of Seller which exist upon the closing of this Agreement, whether such liabilities are matured or contingent.

     9. Due Diligence Investigations - Between the date of this Agreement and the Closing Date hereof, the parties hereto and their respective managements and professional representatives may make such investigations and reviews of each other and their respective businesses and records, affairs, financial positions and operations, and assets and liabilities, as each of the parties hereto deems necessary or desirable in furtherance of the terms of this Agreement, including having access to the premises and complete books and records of each other at all reasonable times; and the executive officers of each party hereto shall furnish to each other whatever financial and operational data and information with respect to each other as is reasonably requested by each party hereto.


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     Neither party hereto nor their management, legal or other respective representatives shall disclose any private or confidential information on the other party which was obtained incident to the negotiations preceding this Agreement or their performing due diligence investigations hereunder, or that was obtained or discovered in any manner incident hereto and incident to any earlier agreements or understandings between the parties hereto. In the event this asset purchase fails to be consummated for any reason whatsoever, each party hereto shall return to the other party all documents, papers and any other written or graphic materials obtained by each of them incident to the negotiations leading to this Agreement or any due diligence investigations carried on by any party incident hereto.

     10. Conduct of Business - Between the date of this Agreement and the Closing Date hereof, both parties hereto shall conduct their respective businesses and operations in a normal and customary manner in accordance with their existing policies and practices and shall to the best of their ability (i) preserve their respective business organizations and operations intact, (ii) not sell any assets other than in the ordinary course of business, (iii) not incur any material liabilities or obligations other than in the ordinary course or business or otherwise only with the consent of the other party hereto, (iv) not enter into any discussions or negotiations with third parties relating to a business combination or sale of assets outside the ordinary course of business without the consent of the other party, and (v) preserve all existing banking or other financial facilities for obtaining working capital for development or commercial operations.

     11. Consummation of Transaction - Each of the corporate parties hereto, and their respective managements and executive officers, shall use their best efforts to cause all conditions to their respective obligations hereunder to close this Agreement, or any matters contemplated hereby to be satisfied prior to such closing, to be completed or satisfied or waived as promptly as possible, including but not limited to obtaining all consents, waivers, amendments, modifications, approvals, authorizations and meetings.

     12. Submission of Agreement to Directors and Shareholders - Approval of this Agreement shall be obtained by the respective Boards of Directors of each party hereto as required by their respective Bylaws and the laws of their respective States of incorporation, either by Written Action or duly held meetings of directors, which respective Board of Director's approvals and resolutions shall provide for this Agreement to be submitted to their respective shareholders at duly held shareholders' meetings pursuant to the respective Bylaws and state law requirements pertaining to each party hereto, for the approval of such shareholders.

     13. Delivery and Nature of Securities - On the Closing Date of this Agreement, Buyer shall deliver to Seller duly endorsed certificates representing common stock of Buyer required to be issued to Seller incident to this Agreement as necessary to effect the full issuance of common stock of Seller pursuant hereto, after which all of such common shares shall be fully paid and nonassessable.

     Common shares of Buyer to be issued to Seller incident hereto shall be "restricted securities" as defined under the Securities Act of 1933, meaning generally that such common shares have not been registered under any federal or state securities laws, and accordingly Seller will take such securities knowing and understanding such restricted status. Any future transfer or disposition of such common shares of Buyer must either be registered under such securities laws or exempt from such registration under all applicable laws. Any common shares of Buyer issued to the shareholders of Seller after the Closing Date hereof shall also have such restricted securities status after being issued to shareholders of Seller following the closing hereof. Share certificates issued by Buyer to Seller or Seller's shareholders also shall bear a standard restrictive legend as appropriate to clearly evidence their restricted nature.


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     14. Dual Representations and Warranties of Parties - The parties hereto represent and warrant to each other the following:
     a) That the respective outstanding capital stock of each corporation hereto has been legally and validly issued and is fully paid and nonassessable, and none of such outstanding capital stock of either of the parties hereto has been issued in violation of any preemptive or similar corporate shareholder rights, or in violation of any relevant federal or state securities laws;
     b) That none of the outstanding capital stock of each respective party hereto is subject to any voting trust or other such restrictive covenant or agreement which would impair or prevent the consummation of this Agreement;
     c) That there are no warrants, stock options or other such rights including convertible debt obligations outstanding relating to both parties hereto which have not been disclosed in writing to the other party hereto, nor are there any such warrants, options or rights promised or contemplated by either party hereto unless already disclosed to the other party prior to the execution of this Agreement;
     d) Unless already disclosed to the other party hereto, as of the execution of this Agreement, no party hereto owns, directly or indirectly, any shares of capital stock or equity interest of any other corporation or unincorporated business entity or partnership or joint venture, nor has any obligations, direct or indirect, to purchase of subscribe for any such equity interest in a third party; nor any obligation to advance or loan money to any third party corporation, partnership, associate, affiliate, joint venturer, or other unincorporated entity;
     e) Each corporate party hereto is duly organized, validly existing and in good standing in its respective state of incorporation, and each has full power and authority to own and operate their property, assets and business and carry an all operations presently and formerly carried on by each of them;
     f) Each party hereto represents hereby that this Agreement is a valid and binding agreement on such party, and further that compliance with the terms and conditions of this Agreement by each respective party hereto will not result in
(i) a breach or default under the Articles of Incorporation or Bylaws of each respective party hereto, (ii) a breach or violation under any lien, pledge, security interest or other encumbrance in respect to the assets or business to which each party hereto is subject, (iii) a breach or default of any term or provision of any lease, contract, note, mortgage or other obligation of each respective party hereto, or of any law, rule, regulation or ordinance, or governmental judgment or decree or license to which any party is subject, unless such breach is of a technical or minimal nature so as to not affect this transaction materially;
     g) Each respective party hereto is not subject to any pending litigation or administrative or governmental proceeding which has not been disclosed to the other party hereto incident to negotiating or entering into this Agreement; and no litigation, claims, assessments or proceedings have been threatened against each respective party hereto unless already disclosed to the other party hereto prior to the execution of this Agreement;
     h) The officer or officers executing this Agreement for each respective party hereto hold the corporate authority and power to execute this Agreement on behalf of their respective corporations hereto;
     i) All financial statements and schedules provided by each party hereto to the other party hereto incident to this Agreement or any prior negotiations or understandings or agreements between the parties hereto and regarding a business combination transaction, and any further financial statements to be provided by either party hereto in respect to future due diligence by either party hereto, have been, or will be, complete and accurate for the dates and periods indicated thereon and fairly present the financial condition and operations for the dates and periods covered thereon; and there are no material liabilities, either fixed or contingent, direct or indirect, of either party hereto which is not reflected in such financial statements or schedules or otherwise disclosed in writing to the other party hereto;



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     j) that there have been no material financial changes in the position or operations of either party hereto since the time of the most current financial information provided by each party hereto to the other party, except for changes in the ordinary course of business or chances which have been otherwise disclosed to the other party incident hereto;
     k) that neither party hereto has any material governmental taxes or assessments due incident to its properties or business operations other than those already disclosed to the other party incident hereto in writing or on submitted financial statements prior to entering into this Agreement, provided that this representation is applicable to the date of execution of this Agreement. Each party hereto has paid any and all income, real estate or personal property or other taxes if any in respect to its business or properties, and neither party hereto is in material default in filing any tax returns, forms or reports which are required to have been filed with any governmental agency or body prior to the date of this Agreement;
     l) Each party hereto has good and marketable title to their respective assets, free and clear of all mortgages, liens or encumbrances except for those reflected on financial statements of the party submitted to the other party incident hereto;
     m) All corporation record books, minute books, financial records, contracts or other documents or material financial records of each party hereto shall be made available to the other party hereto prior to the closing of this Agreement;
     n) Each party hereto has complied with its respective state and federal laws, regulations and requirements concerning their respective incorporations and reporting obligations and past issuances and/or sales of capital stock or rights therein, and no contingent liability exists against either party hereto regarding such incorporations, reporting or issuances of sales of securities or rights therein;
     o) Neither corporate party hereto has any outstanding material debt other than what has been disclosed to the other party in financial statements or other written documents prior to entering into this Agreement;
     p) As of the date hereof, and as of the Closing Date of this Agreement, each corporate party hereto will have, to the best of their respective knowledge and belief, disclosed to each other all material events, conditions and facts affecting the respective businesses, properties and affairs or each party hereto; and neither party hereto has now, and will not as of Closing Date hereof, withheld knowledge of any such material events, conditions and facts which such party knows, or has reason to know, may materially adversely affect the business, worth or prospects of such party; and
     q) The record of capital stock issuances or any warrants or options or other rights therein, of each party hereto shall be provided to the other party hereto as part of the due diligence hereunder promptly after the execution of this Agreement, and as of the closing of this Agreement, and each such record shall reflect the record ownership of common stock and interests therein of each respective party hereto as of the Closing Date of this Agreement. Upon request of either party hereto, the other party shall also disclose any beneficial interests of such record shareholders of either party hereto;
     r) that if the shareholders of either corporate party hereto shall fail to approve this Agreement, each party hereto shall bear its own costs or damages resulting from such failure of this Agreement to be approved by shareholders;
     s) No representation or warranty in this Agreement by either party hereto to the other party hereto, or certificate or document furnished by each party to the other party representing material facts, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading as of the date thereof;
     t) that neither party hereto is in material default under any contracts to which each is a party with a third party, and that any obligations of either party hereto under such third party contracts shall be altered or breached by such party entering into this Agreement or consummating the closing hereof;


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
     u) that each party hereto holds all permits, licenses, registrations and authorizations needed to own and operate its respective assets and carry on its respective business, and is not in breach of any court order, statute, regulation or bylaw;
     v) that no broker or finder or similar agent has been involved in this transaction and no commissions or finders fees or similar compensation to a third party are payable to any third party relating to this transaction;
     w) that no shareholder or warrantholder of either party hereto holds any registration rights with regard to their capital stock or interests therein, nor do any of the shareholders or warrantholders or any others hold securities of either party hereto that are subject to voting rights with regard to such securities; and
     x) that no consent, approval or authorization of any governmental agency, person or authority is required by either party hereto in connection with the execution, delivery or performance of this Agreement by either party hereto.

At the Closing of this Agreement, each party hereto shall deliver to the other party hereto a Certificate of its President confirming and stating that the foregoing representations and warranties are true and correct as of the Closing Date.

     15. Mutual Covenants - Each party hereto respectively covenants and agrees that from the date hereof until the Closing Date of this Agreement, unless express written permission is obtained from the other party hereto, it shall:

        i) conduct its business and operations pursuant to current business plans and policies, and not outside the normal and ordinary course of business;
        ii) not make any material termination, breach or change of any contract, lease, license or other material commitment which would result in a material adverse effect on the business or assets of the party;
        iii) not declare any cash dividend or stock dividend, nor make any other distribution to shareholders of any kind by way of liquidation, partial distribution redemption or otherwise;
        iv) not make any issuance or grant of stock options, warrants, capital stock or convertible debt without the express consent of the other party;
        v) not pay any bonuses or salary increases or extraordinary compensation, through cash or otherwise, to any officers, directors, shareholders, or enter into any written binding employment contracts with any of them, unless with the express written consent of the other party;
        vi) not make any loan, advance or other material benefit with or to any officer, director, shareholder, affiliate or associate without the express written consent of the other party;
        vii) not make any purchase of real or material personal property outside the ordinary course of business without the written consent of the other party hereto;
        viii) not amend any bylaws, corporate articles, or make any changes in accounting or financial practices, other than as is contemplated by the terms of this Agreement;
        ix) not incur any debt of a material amount unless within the ordinary course of business or with the consent of the other party hereto;
        x) Each party hereto warrants and covenants hereby that any information or data supplied to the other party hereto from the date hereof until the Closing Date shall not contain any statement which, at the time and in the light of the circumstances under which it is offered or made, is false or misleading with respect to any material fact; and
        xi) the representations and warranties of each party hereto contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.



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     16. Survival and Effect of Representations and Warranties - Prior to the
Closing Date of this Agreement, neither party hereto shall take any action or enter into any transaction, and each party hereto shall exert its best efforts to prevent the occurrence of any event, which would result in any of the representations, warranties or covenants herein, or in any agreement, instrument or document delivered pursuant hereto, not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

     The representations and warranties and covenants of each party hereto contained in this Agreement in the foregoing Sections 14 and 15 hereof only relate to the respective business, assets, operations, liabilities and financial condition and other affairs of each such party, and neither party hereto is making any representations, warranties or covenants in respect to the status, assets, liabilities, operations, business, financial condition or other affairs of the other party hereto.

     All representations and warranties by each party hereto in this Agreement shall survive the Closing Date hereof and the consummation of the transactions hereby for a period of one year after such Closing Date; provided, however, that no officer, director or shareholder of either party hereto shall be personally liable for any damages or expenses resulting from the inaccuracy or incompleteness of any such representation or warranty which is made by one party hereto in good faith to the other party hereto.

     17. Closing Conditions and Duties of Parties - The obligations of each party hereto are subject to and conditioned upon satisfaction of the following prior to or at the Closing Date hereof, unless waived in writing by the other party:

        i) there shall exist no outstanding material breach of any of the representations, warranties or covenants herein by either party hereto, unless waived in writing by the other party hereto;

        ii) The pending IPO of Buyer shall be effective with the SEC;

        iii) Buyer shall have completed whatever amendments to its Articles of Incorporation or bylaws are necessary to have the status of a public company rather than a close corporation, including any increase in authorized capital stock needed to consummate this transaction;

        iv) All parties hereto shall have complied with and performed all actions and duties required by the terms of this Agreement to consummate this purchase of assets from Seller by Buyer;

        v) this Agreement shall have been approved by the directors and shareholders of each respective party hereto as required by their respective state's laws of incorporation and by their respective bylaws; and each party hereto shall deliver to the other party Certified Copies of Resolutions of meetings of directors and shareholders approving this transaction for each party hereto;

        vi) As of Closing Date, neither party hereto shall have any outstanding capital stock other than common shares;

        vii) there shall be no pending or impending action or proceeding seeking to enjoin or impair the consummation of this Agreement;

        viii) The common shares and warrants to be delivered by Buyer to Seller incident to this Agreement shall be issued and delivered to Seller on the Closing Date via that amount and number of Stock Certificates and Warrant Certificates necessary to effect fully the payment due by Buyer for the assets of Seller being purchased hereunder, and after such delivery to Seller, all of such common shares shall have been fully paid and nonassessable;

        ix) Seller shall deliver to Buyer such general warranty deed, bills of sale, endorsements, assignments, or other good and sufficient instruments of transfer and ownership, in form satisfactory to Buyer, as shall be effective to vest in the Buyer good and marketable title to all assets being sold hereunder; and


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
simultaneous with the delivery of such documents of title, Seller shall also take all steps and actions necessary to place the Buyer into actual possession and control of all assets of Seller being sold hereunder;
        x) If required by either party hereto at Closing, the other party shall deliver to the requesting party a Certificate of President and Certificate of Incumbency (which may be on the same document) certifying that all representations and warranties herein made by such certifying party are true and correct in all material respects as of the Closing unless waived by the requesting party prior thereto, and further certifying and containing the current names and signatures of all officers and directors of the certifying party;
        xi) Each party hereto shall have also furnished the other party with whatever other instruments and documents are required or necessary to be delivered to complete the terms of this Agreement, or which were reasonably requested by the other party in furtherance of the intent and provisions of this Agreement.

     18. Further Assurances - Each party hereto shall, without charge to the other party hereto, after the Closing Date, execute and deliver, or cause to be executed and delivered to each other, such further instruments, documents and conveyances, and shall take such other action as may reasonably be required, to more effectively carry out the terms, provisions and intent of this Agreement.

     19. Indemnity - Each party hereto agrees to indemnify and hold the other party harmless from and against and in respect of any liabilities, losses, damages or expenses suffered, incurred or paid by such other party which arise out of any material breach of this Agreement including a breach of warranty or covenant contained herein and a breach through the making of any untrue material representation made hereunder.

     20. Termination - This Agreement and the transactions contemplated hereby may be terminated anytime prior to Closing hereof by (a) written mutual consent of both parties hereto, (b) by either party hereto if there has been a material breach by the other party of any term of this Agreement and such material breach is not cured by the breaching party within 30 days of notification in writing of such breach by the non-breaching party or has not been waived or cured by the effective date of the pending IPO of Buyer, (c) by either party hereto if a material condition of the Closing hereof has not been satisfied or cannot occur unless waived by the other party, or (d) at the option of either party hereto if the Closing has not taken place by December 31, 2000.

     21. General -

        I. Notices - Any and all notices required hereunder shall be in writing and hand-delivered or sent by certified mail, directed as follows:

If to Seller:   John Lai, President        If to Buyer:  Greg Spak
                8800 49th Ave. North                     2250 Technology Pkwy.
                Minneapolis, MN 55428                    Hollister, CA 95023


        II. Waiver and Severability - Any failure on the part of either party hereto to comply with any of the terms or obligations of this Agreement may be waived in writing by the other party hereto. If any part of this Agreement is deemed to be unenforceable, the balance hereof shall remain in full force and effect.

        III. Modification - This Agreement cannot be modified or amended unless by mutual written consent of both parties hereto.

        IV. Parties In Interest and Non-Assignability - This Agreement shall inure to the benefit of, and bind both parties hereto, and their respective successors and legal representatives, if any. None of the rights or obligations contained in this Agreement can be assigned by either party hereto.


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
        V. Governing Law - This Agreement shall be governed by the laws of the State of California, except as Minnesota corporate law relates to the approval by shareholders of Seller of its sale of assets contemplated hereunder

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        ANGEL MOTORCYCLES, Inc., as Seller

                                     By: /s/ JOHN LAI
                                        ----------------------------------------
                                          John Lai, President


                                        AMERICAN EAGLE MOTORCYCLE COMPANY, INC.,
                                           as Buyer


                                     By: /s/ GREG SPAK
                                        ----------------------------------------
                                          Greg Spak, President


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


                      EXHIBIT A-OBLIGATIONS BEING ASSUMED


1) NOTES ($100,000 FACE AMOUNT)
a) $100,000 Donald Shiff

2) CONVERTIBLE DEBENTURES ($383,500 FACE AMOUNT)
a) $15,000 John Tastad
b) $47,000 William McMahon
c) $8,500 Jeff Mills
d) $205,000 Donald Shiff
e) $70,000 Genesis Capital Group, Inc.
f) $18,000 Lester Geotzke
g) $20,000 Valhalla Investments

3) OTHER OBLIGATIONS ($200,000)
a) $200,000 UK trade venders (MCD/The Angel Motorcycle Company Limited)

                                    EXHIBIT B

                      AMERICAN EAGLE MOTORCYCLE COMPANY, INC.

                              Warrant Certificate

No.  W-                                         Certificate for _______ Warrants

        THIS CERTIFIES THAT

or his, her or its registered assigns, as the case may be, is the owner of that number of Warrants specified above, of which each Warrant entitles the holder thereof to purchase one fully paid and nonassessable common share, subject to adjustment as provided herein, of American Eagle Motorcycle Company, Inc. (the "Company") anytime during the term hereof at an exercise price of $1.00.

     Each Warrant may be exercised on any business day before the Expiration Date of May 31, 2004, and the holder hereof or any authorized assigns hereby acknowledges that the common stock to be issued underlying these Warrants shall constitute "restricted securities" unless such shares have been registered under relevant securities laws prior to exercise of the Warrants. The Company is under no obligation to so register such underlying common shares, and accordingly the holder hereof or any assigns acknowledges that any common stock of the Company being purchased incident to exercise of these Warrants will be purchased as a long-term investment to be restricted from further resale, transfer or other disposition thereof unless either registered or satisfying an appropriate exemption from registration such as Rule 144 of the Securities Act of 1933, as amended.

     The Warrants exercisable hereby are exercisable upon presentation and surrender of this Warrant Certificate at the corporate office of the Company along with payment in full of the exercise price for whatever number of Warrants are being exercised by the holder hereof in U.S. currency.

     At the election of the holder or any assigns, these Warrants are exercisable either in whole or in part anytime, and from time to time, for the number of shares specified above. In the event this Warrant Certificate is exercised in respect to less than all of such shares, a new Warrant Certificate will be issued for the number of Warrants which were not exercised. The Company shall not be obligated to issue any fractional shares incident to exercise of these Warrants.

     Prior to the exercise of these Warrants, the holder hereof shall not be entitled to any rights of a shareholder of the Company, including without limitation the rights to vote or receive dividends or other distributions, and further shall not be entitled to notice of any proceedings of the Company which is required to be sent to shareholders of the Company.

     The Purchase Price, the number of shares purchasable upon exercise of each Warrant, and the number of warrants outstanding are subject to adjustment from time to time upon the occurrence of any event such as a declaration of stock dividends, reorganizations or mergers or other business combinations, reclassification of shares, consolidations, stock splits (forward or reverse), so that the Holder of these Warrants after such event or time shall be entitled to receive the number and kind of shares which, if such Warrant had been exercised immediately prior to such event, such Holder would have received or owned. Such adjustment or adjustments shall be made successively whenever any such event shall occur.

     This Warrant Certificate and these Warrants have not been registered and cannot be transferred or sold in public market transactions unless they are so registered under relevant federal and state securities laws, or are sold or transferred in private transactions satisfying an exemption from such registration. This restriction on further sale or transfer of these Warrants shall also be applicable to and binding upon any private transferee of these Warrants during the term hereof.

     Prior to presentment for transfer of any of these Warrants to the Company or its transfer agent, as the case may be, the Company may deem and treat the registered holder hereof as the absolute owner hereof and of each Warrant hereunder for all purposes, and the Company shall not be affected by any notice to the contrary.

     Reduction of Exercise Price - The Board of Directors of the Company shall hold and reserve the right and authority to reduce the exercise price of these Warrants anytime during their term, and any such reduction shall be effective for whatever time period is specified by the Board of Directors of the Company.

     This Warrant Certificate and each Warrant represented hereby shall be construed and governed by the laws of the State of Minnesota.

     DULY EXECUTED by the Company effective this 31st day of May, 2000.

   BY ORDER OF THE BOARD OF DIRECTORS OF AMERICAN EAGLE MOTORCYCLE COMPANY, INC.



                                        By
                                          --------------------------------------


--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

     (To Be Executed By the Registered Holder hereof Incident to Transfer)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers ___________________________ of the Warrants represented by this Certificate to
___________________________ and does hereby irrevocably constitute and appoint
___________________________ Attorney to transfer this Warrant Certificate on the records of the Company with full power of substitution in the premises.


                                           -------------------------------------
                                           Signature of Holder


                   ------------------------------------------


                        EXERCISE OF WARRANT CERTIFICATE

     The undersigned holder hereof hereby exercises this Warrant Certificate for the amount of _______________ common shares of the Company, and after payment of such exercise price in full to the Company, the Company shall promptly issue a certificate for such common shares to the undersigned, after which all such shares shall be fully paid and nonassessable.


                                           -------------------------------------
                                           Signature

                             AMENDMENT TO AGREEMENT


     THIS AMENDMENT, made and entered into this effective date of September 29, 2000, by and between Angel motorcycles Inc., a Minnesota corporation ("Seller") and American Eagle Motorcycle Company, Inc., a California corporation ("Buyer").

     WHEREAS, ON July 31, 2000 Seller and Buyer entered into an Asset Purchase Agreement whereby Buyer is acquiring certain engine technology assets from Seller; and

     FURTHER WHEREAS, the parties hereto desire to amend said Asset Purchase Agreement as follows.


     NOW THEREFORE, for valuable consideration the parties hereto agree as follows:

     1. Subparagraph 2b of such agreement shall be amended to be an amount of $883,500 vice $583,500, which represents an increase of $200,000 in the convertible debentures set forth on Exhibit A to the Agreement.

     2. Paragraph 6 shall be amended of follows:

        Subparagraph 1 of such paragraph 6 shall be changed to 1,167,258 vice 1,167,900 shares; and

        Subparagraph 11 of such paragraph 6 shall be changed to 233,206 warrants vice 223,600 warrants.

     3. All other terms of such Asset Purchase Agreement shall remain in full force and effect.


     EXECUTED the day and year first above shown by the following parties.


                                         ANGEL MOTORCYCLES INC., as Seller


                                       By: /s/ JOHN LAI
                                          ----------------------------------
                                          John Lai, President


                                         AMERICAN EAGLE MOTORCYCLE COMPANY, INC.
                                          As Buyer



                                       By: /s/ GREG SPAK
                                          ----------------------------------
                                          Greg Spak, President